Exhibit 23.02



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated February 23, 2001, relating to the consolidated financial statements and financial statement schedule of Ampex Corporation, which appears in Ampex Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
January 25, 2002